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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 28, 1999 on the financial statements of J B Systems, Inc. (d.b a. Mainsaver), as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, included in The Titan Corporation's Form 8-K/A dated January 24, 1999 and to all references to our Firm included in this registration statement.

                                                       /s/ARTHUR ANDERSEN LLP

San Diego, California
January 24, 2000